UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2016
Date of Report (Date of earliest event reported)
_____________________________

PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code: (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided below in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    On February 3, 2016, Robert G. Deuster and Kristina M. Leslie each independently notified PICO Holdings, Inc. (the “Company”) of their resignations as a member of the Company’s Board of Directors (the “Board”) and as a member of all committees of the Board on which they served, effective immediately (such resignations, the “Director Resignations”). Neither of the Director Resignations was in connection with a disagreement relating to the Company’s operations, policies or practices.

On February 4, 2016, the Company notified The Nasdaq Stock Market LLC that, as a result of the Director Resignations, the Audit Committee of the Board was no longer compliant with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A). The Company intends to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) as soon as practicable, but in any event prior to the expiration of the cure period provided pursuant to Nasdaq Listing Rule 5605(c)(4)(B).

(d)    On February 8, 2016, the Board appointed Howard B. Brownstein, age 65, and Raymond V. Marino, age 57, to serve as directors of the Company, effective immediately. Mr. Brownstein will serve as a Class II director to fill the vacancy created on the Board as a result of Ms. Leslie’s resignation and Mr. Marino will serve as a Class I director to fill the vacancy created on the Board as a result of Mr. Deuster’s resignation.

The Board has determined that each of Mr. Brownstein and Mr. Marino qualify as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Messrs. Brownstein and Marino were not initially named to any Board committee. The Company expects to file an amendment to this Current Report on Form 8-K at such time as an initial committee assignment is made.

Mr. Brownstein and Mr. Marino will receive compensation for their services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors. In connection with their appointment as directors, Mr. Brownstein and Mr. Marino will each enter into the Company’s standard form of indemnification agreement.

There are currently no arrangements or understandings between Messrs. Brownstein and Marino and any other person pursuant to which Messrs. Brownstein and Marino were appointed to serve as members of the Board. The Company is not aware of any transaction involving Mr. Brownstein or Mr. Marino requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Brownstein and Mr. Marino can be found in the press release issued by the Company on February 9, 2016, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of PICO Holdings, Inc. issued on February 9, 2016.

Important Additional Information and Where to Find It

PICO, its directors and certain of its executive officers and employees are deemed to be participants in a solicitation of consent revocations from PICO’s shareholders in connection with a pending consent solicitation by a shareholder seeking consents to call a special meeting of shareholders (the “Special Meeting Solicitation”). On February 2, 2016, PICO filed a preliminary consent revocation solicitation statement (the “Consent Revocation Solicitation Statement”) and accompanying form of BLUE revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of consent revocations relating to the Special Meeting Solicitation.

INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE CONSENT REVOCATION SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE REVOCATION CARD AND ANY OTHER RELEVANT DOCUMENTS THAT PICO WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto.

Shareholders will be able to obtain, free of charge, copies of the Consent Revocation Solicitation Statement (including any amendments or supplements thereto), the accompanying BLUE revocation card, and any other documents filed by PICO with the SEC in connection with the Special Meeting Solicitation at the SEC’s website (www.sec.gov), at PICO’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456-6022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016

PICO HOLDINGS, INC.

By:	/s/ Maxim C.W. Webb
Name:	Maxim C. W. Webb
Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PICO Holdings, Inc. issued on February 9, 2016.